EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated February 27, 1998 included in Advanta Corp.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form S-3 Registration Statement.


/s/ Arthur Andersen LLP

Philadelphia, PA
March 15, 1999